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                                                                      Exhibit 44

                                                                  CONFORMED COPY
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                                   ADDENDUM TO
                             IRREVOCABLE UNDERTAKING
                              (CS Services Limited)

To:  Ohsea Holdings Limited
     Marine Court
     The Parade
     Cowes
     Isle of Wight
     PO31 7QJ
     ("Offeror")

     WestLB Panmure
     Woolgate Exchange
     25 Basinghall Street
     London
     EC2V 5HA

     Nabarro Wells & Co. Limited
     Saddlers House
     Gutter Lane
     London
     EC2V 6HS

     Rossini plc
     Buckland House
     Waterside Drive
     Langley Business Park
     Slough
     Berkshire
     SL3 6EZ ("Target")

Dated: 15 April, 2003

Scheme of arrangement in relation to the Target

We refer to an irrevocable undertaking dated 7 April, 2003 given by us relating to the proposed scheme of arrangement relating to the Target under section 425 of the Companies Act 1985 (the Irrevocable Undertaking).

We agree that, notwithstanding clause 8(A)(e) of the Irrevocable Undertaking:

(a) our obligations under the Irrevocable Undertaking shall not lapse if the Scheme Document has not been posted to shareholders by 30 April, 2003; and

(b) our obligations under the Irrevocable Undertaking shall instead lapse if the Scheme Document has not been posted to shareholders by 13 May, 2003.

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                                       2

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This addendum is governed by and shall be construed in accordance with English law.

IN WITNESS of which this addendum has been executed as a deed and has been delivered on the date which first appears on page 1.


SIGNED as a deed            )
by CS SERVICES LIMITED      )               /s/    R. Heredia for Northtown Ltd.
acting by: R. Heredia       )               ------------------------------------
and: K. Haylock             )               Name:  R. Heredia
acting under the            )               Title: Director
authority of that company   )

                                            /s/    K. Haylock for Southtown Ltd.
                                            ------------------------------------
                                            Name:  K. Haylock
                                            Title: Director

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